UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 2300

Houston, Texas 77010

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2022, MRC Global Inc. (the “Company”), certain subsidiaries of the Company, the Lenders (as defined below) and Bank of America, N.A., as administrative agent, security trustee and collateral agent (the “Administrative Agent”), entered into the First Amendment to Fourth Amended and Restated Loan, Security and Guarantee Agreement (the “Amendment”), which amends the Fourth Amended and Restated Loan, Security and Guarantee Agreement dated September 3, 2021, by and among the Company, as a guarantor, certain subsidiaries of the Company, as borrowers and guarantors, lenders party thereto (the “Lenders”) and the Administrative Agent (the “ABL Agreement”).

Prior to the effectiveness of the Amendment, the ABL Agreement included the London Interbank Offered Rate (“LIBOR”) as one of the interest rate benchmark options for U.S. dollar borrowings. However, on March 5, 2021, the Financial Conduct Authority, the regulatory supervisor of LIBOR’s administrator, announced in a public statement that the publication of one-week and two-month LIBOR maturities would cease immediately on December 31, 2021; and that the remaining maturities (3-month, 6-month and 12- month) would cease on or before June 30, 2023. The aforementioned 3-month, 6-month and 12- month U.S. dollar LIBOR maturities were each available to the borrowers under the ABL Agreement prior to the effectiveness of the Amendment.

Considering the announced discontinuation of LIBOR, a determination was made by the Administrative Agent and the Company to amend U.S. dollar denominated syndicated credit facilities to replace LIBOR with a new prevailing benchmark interest rate known as Term SOFR. “Term SOFR” is the forward-looking, per annum secured overnight financing rate administered by CME Group Benchmark Administration Limited and published on the applicable Thompson Reuters Corporation website page for each of 1-month, 3-month and 6-month maturities. As a result of this determination, the Company and the Administrative Agent have executed the Amendment to adopt Term SOFR as the new benchmark interest rate to replace LIBOR for U.S. dollar borrowings. The Amendment contains no other material changes to the terms of the ABL Agreement.

For a complete description of the terms of the Amendment, see the First Amendment to Fourth Amended and Restated Loan, Security and Guarantee Agreement, dated December 6, 2022, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment dated December 6, 2022, to the Fourth Amended and Restated Loan, Security and Guarantee Agreement dated September 3, 2021, among MRC Global (US) Inc., Greenbrier Petroleum Corporation, McJunkin Red Man Development Corporation, Midway-Tristate Corporation, Milton Oil & Gas Company, MRC Global Management Company, MRC Global Services Company LLC, Ruffner Realty Company and The South Texas Supply Company, Inc., as U.S. Borrowers and Guarantors, MRC Global Inc., as a guarantor, MRC Global Australia Pty Ltd., as Australian Borrower, MRC Global (Belgium) NV, as Belgian Borrower, MRC Global (Canada) Ltd, as Canadian Borrower, MRC Global (Netherlands) B.V., as Dutch Borrower, MRC Global Norway AS, as Norwegian Borrower, MRC Global (UK) Limited, as UK Borrower, the other borrowers from time to time party thereto, certain financial institutions as lenders and Bank of America, N.A., as Administrative Agent, Security Trustee and Collateral Agent.

104	Cover Page Interactive Data File – The cover page XBRL tags from this Current Report on Form 8-K are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2022

MRC GLOBAL INC.

By:	/s/ Kelly D. Youngblood
Kelly D. Youngblood
Executive Vice President & Chief Financial Officer

3